Securities and Exchange Commission
                      Washington, D.C. 20549





                             Form 8-K


                          Current Report
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):  October 6, 1999


                               Genesee Corporation
               (Exact Name of Registrant as Specified in Charter)


   New York                           0-1653                16-0445920
(State or other Jurisdiction        (Commission            (IRS Employer
 of Incorporation)                  File Number)           Identification No.)


445 St. Paul Street, Rochester, New York                          14605
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (716) 546-1030






Item 5.    Other Events.

John L. Wehle, Jr., the Corporation's controlling shareholder, Chief Executive Officer and Chairman of its Board of Directors, has had surgery and anticipates undergoing post-operative therapy for cancer. Mr. Wehle's day-to-day operating responsibilities had previously been reassigned to Samuel T. Hubbard, Jr., who was elected President and Chief Operating Officer of the Corporation on June 17, 1999. The Corporation anticipates that Mr. Wehle will be in recuperation and treatment for the foreseeable future.




                            Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Genesee Corporation


Date:   October 6, 1999        By:  /Mark W. Leunig/
                                    Mark W. Leunig, Vice President and Secretary